SEC Form 3, Form 4 and Form 5 and Application for EDGAR Access
(Form ID) Confirmation of Authority to Sign


Pursuant to Instruction 7 to SEC "Form 3 - Initial Statement of Beneficial Ownership of Securities", "Form 4--Statement of Changes in Beneficial Ownership" and "Form 5 - Annual Statement of Beneficial Ownership of Securities", the undersigned, being a Managing Director of Babson Capital Management LLC, the investment Co-Manager to Tennenbaum Opportunities Fund V, LLC, Tennenbaum Opportunities Partners, LP, Special Value
Continuation Fund, LLC, Special Value Continuation Partners, LP, and Special Value Opportunities Fund, LLC (the "Issuers"), hereby appoint and designate Ruth Howe, Ann Malloy, Elise Clark and Melissa LaGrant, each as my true and lawful attorneys in fact with full power to (a) apply for access to the EDGAR filing system in my name and (b) sign for me and file with the Securities and Exchange Commission, the New York Stock Exchange and the Issuers said SEC Forms 3 4 and/or 5 with respect to shares of the Issuers purchased or sold by the undersigned or any other change of beneficial ownership relating to equity or derivative securities of the Issuers required to be reported by the undersigned.

This authorization shall remain in effect until a written revocation is executed by the undersigned and filed with the Securities and Exchange Commission.




Date:             05-06-2011
Name:             Bernadette Clegg
Title:            Chief Financial Officer and Managing Director of
                  Babson Capital Management LLC
Signature:
                 -------------------------------------------